Ex -99a
                                                                 Trust Agreement
                                                                    Amendmend 20


                                  VAN ECK FUNDS
                                AMENDMENT NO. 20
                                       TO
                 THE AMENDED AND RESTATED MASTER TRUST AGREEMENT

     AMENDMENT NO. 20 to the Amended and Restated Master Trust Agreement dated as of February 6, 1992 (the "Agreement") of Van Eck Funds (the "Trust"), made as of the 5th day of April 2006.

                              W I T N E S S E T H:

     WHEREAS,  Article VII,  Section 7.3 of the Agreement  provides that Section
3.6 of the Agreement may be amended at any time by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees and when authorized to do so by the vote of a majority of the outstanding voting securities as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, on April 5, 2006, a majority of the Trustees voted to add additional Classes to three Series of the Trust which will be named Emerging Markets Fund Class I, International Investors Gold Fund Class I and Global Hard Assets Fund Class I (together the "Fund"); and

     WHEREAS Article IV, Section 4.1 of the Agreement provides that the Trustees of the Trust may establish and designate series of shares ("Sub-Trusts"") of the Trust and classes thereof subject to the approval of the majority of the outstanding voting shares of that Sub-Trust; and

     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 20 to the Agreement; and

     NOW, THEREFORE, the Agreement is hereby amended as follows:

          Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate the following three Sub-Trusts: Emerging Markets Fund (Class A, Class C and Class I), Global Hard Assets Fund (Class A, Class C and Class I), and International Investors Gold Fund (Class A, Class C and Class I). Shares of such Sub-Trusts and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall, unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same, have the same relative rights and preferences.

     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

     IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

                                             VAN ECK FUNDS


                                             By: /s/ Joseph J. McBrien
                                                ----------------------------
                                                    Joseph J. McBrien
                                                    Secretary

                                                /s/ Alison Y. Emanuel
                                                ----------------------------
                                                Alison Y. Emanuel
                                                Notary Public, State of New York
                                                No.  01EM5077310
                                                Qualified   in   Queens   County
                                                Commission Expires May 5, 2007